Exhibit 4.3

GLOBAL AMENDMENT TO COMMON STOCK PURCHASE WARRANTS

This GLOBAL AMENDMENT TO Common Stock Purchase Warrants (this “Amendment”) is dated effective as of April 4, 2025, by and between Safe and Green Development Corporation, a Delaware Corporation (the “Company”) and each of the investors party hereto (each, an “Investor” and together with the Company, the “Parties”).

WHEREAS, the Company issued and delivered to each of Arena Special Opportunities Partners III LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Fund, LP, and Arena Special Opportunities Partners II, LP, a Common Stock Purchase Warrant of the Company, dated as of August 12, 2024 and subsequently issued to each of the foregoing a Common Stock Purchase Warrant of the Company, dated as of October 25, 2024 (each, a “Warrant”); and

WHEREAS, the Company and each Investor would like to amend each Investor’s Warrants in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Warrants, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Warrants, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to each Warrant. The second paragraph of each Warrant is hereby deleted in its entirety and replaced with the following language:

For purposes of this Warrant, the term “Exercise Price,” subject to adjustment as provided herein, shall mean initially, a price per share that is equal to 92.5% of the lowest daily VWAP of the Common Stock over the ten consecutive Trading Days immediately preceding April 4, 2025 (the “Initial Exercise Price”), and following the Third Registration Statement Effectiveness Date, the lesser of (i) the Initial Exercise Date, and (ii) a price per share that is equal to 92.5% of the lowest daily VWAP of the Common Stock over the ten consecutive Trading Days immediately preceding the Third Registration Statement Effectiveness Date.

8. Not a Novation. This Amendment is a modification of each Warrant only and not a novation.

9. Effect on each Warrant and Transaction Documents. Except as expressly amended by this Amendment, all of the terms and provisions of each Warrant and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

10. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

ARENA SPECIAL OPPORTUNITIES PARTNERS III, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES (OFFSHORE) MASTER, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES FUND, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

ARENA SPECIAL OPPORTUNITIES PARTNERS II, LP

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory